Exhibit 99.1

Pro Forma Financial Information

Introductory Note. On August 30, 2011, Limelight Networks, Inc. (the “Company”), together with Limelight Networks Germany GmbH, a German limited liability corporation (Gesellschaft mit beschränkter Haftung) and a wholly-owned subsidiary of the Company, entered into a Purchase Agreement (the “Purchase Agreement”) to sell EyeWonder, LLC and chors GmbH, video and rich media advertising companies and subsidiaries of the Company, to DG FastChannel, Inc. for approximately $66 million in cash, subject to certain adjustments. On September 1, 2011, the parties consummated the transactions contemplated by the Purchase Agreement. The pro forma financial data set forth herein gives effect to the sale of EyeWonder, LLC and chors GmbH (the “Transaction”).

The above summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 6, 2011.

Summary Unaudited Pro Forma Consolidated Financial Data. The following tables set forth summary unaudited pro forma condensed consolidated statements of operations for the Company for the year ended December 31, 2010 and for the six months ended June 30, 2011 and its unaudited pro forma condensed consolidated balance sheet at June 30, 2011.

The summary unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 give effect to the Transaction as if it had occurred on January 1, 2010. The summary unaudited pro forma consolidated balance sheet gives effect to the Transaction as if it had occurred on June 30, 2011.

This information should be read in conjunction with Selected Consolidated Financial Data and the audited consolidated financial statements and the related notes filed as part of the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 and the unaudited condensed consolidated financial statements and the related notes filed as part of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. This summary unaudited pro forma consolidated financial data is not necessarily indicative of either our financial position or results of operations that will be achieved in the future. This summary unaudited pro forma condensed consolidated financial data has been included herein for informational and comparative purposes only. Our future results are subject to economic and industry specific conditions and financial, business and other known and unknown risks and uncertainties, certain of which are beyond our control.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has been presented after giving effect to the completion of the Transaction as if it had occurred on June 30, 2011.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010, have been presented after giving effect to the completion of the Transaction as if it had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial information as of and for the respective periods presented have been derived primarily from the historical audited consolidated financial statements of Limelight Networks, Inc. (“Limelight”), contained in its Annual Report on Form 10-K for the year ended December 31, 2010 as well as the unaudited consolidated financial statements of Limelight contained in its quarterly report on Form 10-Q for the quarter ended June 30, 2011. The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that Limelight believes are reasonable under the circumstances and were prepared to illustrate the estimated effects of the Transaction, if the Transaction occurred as of and on the dates specified above. As Limelight has not finalized its accounting for discontinued operations for the periods presented herein, and therefore amounts reported in future financial statements with the Securities and Exchange Commission for the periods presented herein could differ from these pro forma estimates.

The unaudited pro forma condensed consolidated financial information have been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the Transaction occurred as of or for the periods presented. In addition, the unaudited pro forma condensed consolidated financial information do not purport to indicate financial position or results of operations as of any future date or for any future period, including expected benefits and incremental earnings that may arise, if any, from the Transaction. The unaudited pro forma financial information, including the related notes, should be read in conjunction with the historical audited consolidated financial statements contained in Limelight’s Annual Report on Form 10-K for the year ended December 31, 2010 and the historical unaudited condensed consolidated financial statements included in Limelight’s quarterly report on Form 10-Q for the quarter ended June 30, 2011.

LIMELIGHT NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2011	Adjustments		June 30, 2011
	Historical	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$109,973	$57,997	A	$167,970
Marketable securities	6,474	—		6,474
Accounts receivable, net	37,008	(10,685)	A	26,323
Income taxes receivable	946	(500)	A	446
Prepaid expenses and other current assets	12,540	10,855	A	23,395

Total current assets	166,941	57,667		224,608
Property and equipment, net	63,555	(1,688)	A	61,867
Marketable securities, less current portion	1,567	(1,464)	A	103
Deferred income tax, less current portion	944	—		944
Goodwill	113,006	(92,507)	A	20,499
Other intangible assets, net	26,755	(14,912)	A	11,843
Other assets	10,978	(347)	A	10,631

Total assets	$383,746	$(53,251)		$330,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,596	$(1,065)	A	$10,531
Deferred revenue	6,595	(354)	A	6,241
Capital lease obligations, current portion	1,477	(115)	A	1,362
Other current liabilities	19,429	(570)	A	18,859

Total current liabilities	39,097	(2,104)		36,993
Capital lease obligations, less current portion	2,065	(49)	A	2,016
Deferred income tax, less current portion	1,786	(1,163)	A	623
Other long term liabilities	8,774	(53)	A	8,721

Total liabilities	51,722	(3,369)		48,353
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	114	—		114
Additional paid-in capital	479,645	—		479,645
Contingent consideration	219	—		219
Accumulated other comprehensive income (loss)	2,065	(673)	A	1,392
Accumulated deficit	(150,019)	(49,209)	B	(199,228)

Total stockholders’ equity	332,024	(49,882)		282,142

Total liabilities and stockholders’ equity	$383,746	$(53,251)		$330,495

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIMELIGHT NETWORKS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Adjustment A.

On August 30, 2011 we entered into an agreement with DG FastChannel, Inc. (“DG”), and on September 1, 2011 (the “Closing Date”) we consummated the sale of our EyeWonder LLC and subsidiaries and chors GmbH operations (“EyeWonder and chors”) for net cash proceeds of $61.0 million ($66.0 million gross cash proceeds less $5.0 million held in escrow) plus an $11.7 million estimated net receivable from DG (the “Net Receivable from DG”). We estimate that we will incur approximately $0.6 million in state income taxes related to the Transaction and have sufficient federal net operating loss carryforwards to offset the federal taxable income associated with the Transaction. We estimate we incurred approximately $0.8 million in legal fees and transaction related expenses in connection with the sale.

The adjustments presented represent the receipt of net cash proceeds, the addition of the Net Receivable from DG, the removal of the book value of assets, liabilities and other comprehensive income based on carrying amounts at June 30, 2011, and recognition of the resulting loss on the sale including related income taxes.

The resulting loss from the Transaction is estimated as follows based on net cash proceeds, the estimated Net Receivable from DG and the estimated book value of net assets sold and liabilities and other comprehensive income released as of June 30, 2011 (also see Adjustment B). All such amounts are subject to change. The estimated book value of net assets sold includes the carrying value of the goodwill recorded in purchase accounting related to the EyeWonder and chors acquisitions. For purposes of calculating the loss on sale, the $5.0 million held in escrow is not anticipated to be collected. We are responsible for the payment of certain Closing Date current liabilities of EyeWonder and chors which will be settled in accordance with the terms of the Purchase Agreement with certain Closing Date current assets of EyeWonder and chors. Upon settlement of all such current liabilities, the estimated excess cash will be remitted to us by DG. The Net Receivable from DG is the estimate of the excess cash that will be remitted to us which has been determined based on information as of July 31, 2011. This estimate may materially differ from the final amount to be computed based on balances as of the Closing Date.

(in thousands)
Gross cash proceeds	$66,000
Less: escrow holdback	(5,000)
Plus: estimated net receivable from DG	11,706
Less: estimated income taxes	(640)
Less: estimated selling expenses	(810)

Estimated net proceeds	71,256
Less: book value of assets sold	(125,957)
Add: book value of liabilities and other comprehensive income balances released	5,492

Estimated loss on sale	$(49,209)

Adjustment B.

As described in the introductory note, the historical information presented in this Form 8-K reflects the historical results of operations and financial position of Limelight. The accounting adjustments related to the Transaction will be recorded by Limelight during the third quarter of 2011. The actual gain or loss to be recognized will be dependent on the related accounting adjustments and may be materially different than the amount computed above. The unaudited pro forma condensed consolidated financial statements included herein should not be relied upon as indicative of the actual gain or loss to be recorded.

LIMELIGHT NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Year Ended December 31, 2010	Adjustments (C)	For the Year Ended December 31, 2010
	Historical	Pro Forma
Revenues	$183,327	$(29,273)	$154,054

Cost of revenue:
Cost of services (exclusive of amortization)	80,352	(7,994)	72,358
Depreciation — network	22,367	(143)	22,224

Total cost of revenue	102,719	(8,137)	94,582

Gross profit	80,608	(21,136)	59,472
Operating expenses:
General and administrative	35,760	(5,134)	30,626
Sales and marketing	46,752	(8,138)	38,614
Research and development	15,755	(5,357)	10,398
Depreciation and amortization	6,359	(3,901)	2,458

Total operating expenses	104,626	(22,530)	82,096

Operating loss	(24,018)	1,394	(22,624)
Other income (expense):
Interest expense	(77)	15	(62)
Interest income	914	377	1,291
Other expense	(222)	(28)	(250)

Total other income	615	364	979

Loss before income taxes	(23,403)	1,758	(21,645)
Income tax expense (benefit)	(3,052)	3,646	594

Net loss	$(20,351)	$(1,888)	$(22,239)

Net loss per weighted average share:
Basic	$(0.22)		$(0.24)

Diluted	$(0.22)		$(0.24)

Shares used in per weighted average share calculations:
Basic	94,300		94,300
Diluted	94,300		94,300

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIMELIGHT NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Six Months Ended June 30, 2011	Adjustments (C)	For the Six Months Ended June 30, 2011

	Historical	Pro Forma
Revenues	$100,355	$(17,633)	$82,722

Cost of revenue:
Cost of services (exclusive of amortization)	47,117	(6,447)	40,670
Depreciation — network	14,156	(183)	13,973

Total cost of revenue	61,273	(6,630)	54,643

Gross profit	39,082	(11,003)	28,079
Operating expenses:
General and administrative	19,244	(4,161)	15,083
Sales and marketing	26,916	(6,189)	20,727
Research and development	11,898	(4,455)	7,443
Depreciation and amortization	4,574	(2,820)	1,754

Total operating expenses	62,632	(17,625)	45,007

Operating loss	(23,550)	6,622	(16,928)
Other income (expense):
Interest expense	(147)	12	(135)
Interest income	446	230	676
Other income	64	(28)	36

Total other income (expense)	363	214	577

Loss before income taxes	(23,187)	6,836	(16,351)
Income tax expense (benefit)	566	92	658

Net loss	$(23,753)	$6,744	$(17,009)

Net loss per weighted average share:
Basic	$(0.22)		$(0.16)

Diluted	$(0.22)		$(0.16)

Shares used in per weighted average share calculations:
Basic	108,515		108,515
Diluted	108,515		108,515

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIMELIGHT NETWORKS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Adjustment C.

These adjustments reflect the elimination of the estimated historical operations of EyeWonder and chors for the six months ended June 30, 2011 and the twelve months ended December 31, 2010 and estimated legal fees and transaction related expenses of $0.8 million in the twelve months ended December 31, 2010. Interest income was assumed to be earned on the net proceeds in the pro forma results of operations presentation.